Exhibit 4.12

Neither this Warrant nor the shares of capital stock for which it is exercisable have been registered under the Securities Act of 1933 or any applicable state securities laws, and no transfer or assignment of this Warrant or the shares issuable upon its exercise may be made in the absence of an effective registration statement under such laws or the availability of exemptions from the registration provisions thereof and an opinion of counsel satisfactory to Valley Forge Composite Technologies, Inc. that a valid exemption exists.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.
October 4, 2011

STOCK PURCHASE WARRANT
410,000 Shares of Common Stock

This is to certify that, for value received, Wharton Capital Partners, Ltd., 488 Madison Avenue New York, NY  10022  (the "Initial Holder"), its successors and assigns, is entitled upon the due exercise hereof to purchase (subject to adjustment as provided below) 410,000 shares of the Common Stock, no par value per share (such stock, together with such other securities as may be issued upon the exercise hereof, being referred to herein as the "Stock"), of Valley Forge Composite Technologies, Inc., a Florida corporation (the "Company"), for the price of $1.09 per share, subject to adjustment as provided below (the "Exercise Price") and to exercise the other rights, powers and privileges provided for herein, all upon the terms and subject to the conditions specified herein.

1. Exercise. (a) This Warrant may be exercised by the registered Holder (the "Holder") hereof at any time during the period commencing on the date hereof and ending at 5:00 p.m., New York, NY time on October 3, 2016 (the "Expiration Date") or as otherwise provided in Section 2(b) by surrender of this Warrant at Company's principal offices at 50 East River Center Blvd., Suite 820, Covington, Kentucky (or such other address as Company may so advise Holder in writing), with the form of election to subscribe attached hereto as Annex A duly executed and, except as provided in Section 2(b), upon tender to Company of the Exercise Price. Upon the date Company receives all of the foregoing from Holder this Warrant shall be deemed to have been exercised and the Holder exercising the same to have become a holder of record of the shares of Stock purchased hereunder for all purposes and certificates for such shares shall be delivered to such Holder or its transferee within a reasonable time (not exceeding 30 Business Days) after this Warrant shall have been exercised. Any shares of common stock issued upon exercise of this Warrant shall be deemed to be “Shares” as that term is used in the Shareholders Agreement and, upon receipt of such Shares, the Holder will be bound by the terms of the Shareholders Agreement. If an exercise of this Warrant is for less than all of the Stock then, concurrently with its delivery of such certificates, Company shall deliver to such Holder a new warrant or warrants which shall be of like tenor and date as this Warrant and shall represent in the aggregate the right to purchase the remaining number of shares which may be purchased hereunder. If a fractional share of Stock would be issuable upon exercise of the rights represented by this Warrant, the Company will, within five business days after the date of exercise, deliver to the Holder a check payable to the Holder in lieu of such fractional share in an amount equal to the difference between fair market value (as determined below) of such fractional share as of the date of exercise and the Exercise Price of such fractional share.

(b)           The Company will at all times reserve and keep available out of its authorized but unissued shares of Stock solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Stock issuable upon the exercise of the Warrant.  All shares of Stock which are so issuable will, when issued, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Company will take all such actions as may be necessary to assure that all such shares of Stock may be so issued without violation of any applicable law or governmental regulation.  The Company will not take any action which would cause the number of authorized but unissued shares of Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

 2.           Payment of Exercise Price.

(a)           Upon any exercise of this Warrant, the Exercise Price shall be paid by tendering the same to Company in cash or immediately available funds or a check payable to the Company.

(b)           (i)  Notwithstanding Section 2(a), the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto duly executed, at the office of the Company.  Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Stock as is computed using the following formula:

     X = Y(A-B)
A

where	X =	the number of shares to be issued to the Holder pursuant to this Section 2(b).
	Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2(b).
	A =	the fair market value of one share of Stock as at the time the net issue election is made pursuant to this Section 2(b).
	B =	the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2(b).

For purposes of the above calculation, current fair market value of the Stock shall mean with respect to each share of Stock:

(A)           if this Warrant is exercised prior to, and not in connection with the Company's initial public offering, then the current fair market value of the Stock shall be the fair market value as determined in good faith by its Board of Directors, or the Board of Directors of any successor by merger, acquisition or consolidation in which the Company is not the surviving party.  The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Stock;

(B)           if the exercise is in connection with an initial public offering, and if the Company's registration statement relating to such public offering has been declared effective by the Securities Exchange Commission, then the fair market value per share shall be the product of (x) the "Initial Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Stock is convertible at the time of such exercise;

(C)           if the Warrant is exercised after, and not in connection with the Company's initial public offering, and

(I)           if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a 20 day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Stock is convertible at the time of such exercise; or

(II)          if the Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices over the 20 day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Stock is convertible at the time of such exercise.

3.           Adjustment to Exercise Price and Number of Shares

(a)           If at any time hereafter the Company's Common Stock is split, reverse split, or converted into any other security or rights to receive any amounts due to the holders of the Stock, whether pursuant to the terms of the Company's Articles of Incorporation, as amended from time to time (the "Articles") or otherwise, then this Warrant shall thereupon be exercisable for that number of such securities or other rights equal to the number of such securities or other rights which would have been received if this Warrant had been exercised in full and the Stock received thereupon had been simultaneously converted into such securities or other rights immediately prior to such event.  The Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregated Exercise Price of the number of shares of Stock for which this Warrant was exercisable immediately prior to such conversion by (y) the number of shares of such securities or other rights for which this Warrant is exercisable immediately after such conversion.

(b)           Any recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Stock is referred to herein as a "Fundamental Change."  Prior to the consummation of any Fundamental Change, the Company will make appropriate provision to insure that the Holder will thereafter have the right to acquire and receive at the same aggregate exercise price, in lieu of or addition to (as the case may be) the shares of Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Fundamental Change not taken place.  Alternatively, the Company may give the Holder at least 30 days’ written notice of the intent to enter into a Fundamental Change transaction.  In the event this Warrant is not exercised by the end of such 30-day period, it will expire.

4.           Taxes. The issuance of certificates for shares of upon exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Stock.  Each share of Stock issuable upon exercise of this Warrant will upon payment of the Exercise Price therefor, be duly authorized, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

5.           Warrant Register.  Company shall at all times while any portion of this Warrant remains outstanding and exercisable keep and maintain at its principal office a register (the "Warrant Register") in which the registration, transfer and exchange of this Warrant shall be recorded.  Company shall not at any time, except upon the dissolution, liquidation or winding up of Company, close such register so as to result in preventing or delaying the exercise, transfer or exchange of this Warrant.

6.           Transfer.  To the extent permitted by law, this Warrant may be transferred by the registered Holder hereof in person or by duly authorized attorney upon surrender of this Warrant at the address set forth in Section 1, together with the form of transfer authorization attached hereto as Annex B duly executed.  Absent any such transfer, Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

7.           Exchange.  This Warrant is exchangeable, upon the surrender hereof by Holder at the address set forth in Section 1, together with the form of exchange authorization attached hereto as Annex C, duly executed, for new warrants in such denominations as Holder shall designate at the time of surrender for exchange, which new warrants shall be of like tenor and date and shall represent in the aggregate the right to purchase the number of shares which may be purchased hereunder.

8.           Lost, Stolen, Mutilated, or Destroyed Warrants.  If this Warrant shall become lost, stolen, mutilated or destroyed Company shall issue a new warrant of like denomination, tenor and date as this Warrant, and dated the date of the lost, stolen, mutilated or destroyed Warrants, upon its receipt from Holder of reasonably satisfactory evidence of such event and a duly executed certificate of Holder that this Warrant has been lost, stolen, mutilated or destroyed, which certificate shall also provide that Holder will indemnify Company on account of any loss incurred by Company which is occasioned by (i) any such loss, theft or destruction, (ii) Holder’s claim or assertion of any such loss, theft or destruction, or (iii) any other claim against the Company in respect of the allegedly lost, stolen, mutilated or destroyed Warrant.  Any such new warrant shall constitute an original contractual obligation of Company whether or not the allegedly lost, stolen, mutilated or destroyed warrant shall be at any time enforceable by anyone.

9.        Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Kentucky or any other jurisdictions) that may cause the application of the laws of any jurisdictions other than the Commonwealth of Kentucky.  Each party hereby irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts sitting in Kenton County, Kentucky, for the adjudication of any dispute hereunder and hereby irrevocably waives any claim of forum non conveniens, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction and venue of any such court (described herein), that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant by certified mail, return receipt requested and agrees that such service shall constitute good and sufficient service of process and notice thereof, effective the date of delivery or first attempted delivery upon said party at the address noted.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.         Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of Company and Holder.

11.         Notices.  All notices and other correspondence which is required or may be given hereunder shall be given in writing to the addresses set forth herein, as the same may be modified by written notice from time to time.

IN WITNESS WHEREOF, Company has caused this Warrant to be executed as of the date first above written.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

By:	/s/ Louis Brothers
Title: President

ANNEX A
to Warrant

[Subscription Form to be executed upon exercise of the Warrant]

The undersigned registered holder of the within Warrant hereby (1) subscribes for _______________________ shares which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes the full payment therefor called for by the within Warrant or, if the Net Issue Election box below is checked, directs the Company to subtract from the aforesaid number the number of shares necessary so that no payment is due from the undersigned pursuant to Section 2 of said Warrant and (3) directs that the shares issuable upon exercise of said Warrant be issued as follows:

(Name)

Signature:

Dated:

Net Issue Election

ANNEX B
to Warrant

[To be executed to effect a transfer of the Warrant]

FOR VALUE RECEIVED ___________________________________ hereby sells, assigns, and transfers unto [insert name and address and EIN],  the right to purchase _______________________ shares evidenced by the within Warrant, and does hereby irrevocably constitute and appoint _____________________________ to transfer such right on the books of Company, with full power of substitution.

(Name)

Signature:

Dated:

ANNEX C
to Warrant

[To be executed to effect an exchange of the Warrant]

The undersigned registered holder of the within Warrant hereby directs Company to exchange said Warrant for like warrants in the following denominations:  _________________________.

(Name)

Signature:

Dated: